CACI Announces $750 Million Share Repurchase Authorization

$250 Million to be Executed Promptly as an Accelerated Share Repurchase

Reston, Va., January 26, 2023 – CACI International Inc (NYSE: CACI), a leading provider of expertise and technology to government enterprise and mission customers, announced today that its Board of Directors has authorized the repurchase of up to $750 million of its common stock.

John Mengucci, CACI President and Chief Executive Officer, said, “CACI has strong future prospects and will continue its legacy of creating significant value for shareholders. We have strategically aligned with critical national security and modernization priorities, developed and acquired differentiated technology capabilities, and significantly increased revenue, profit, and cash flow. As a result, we have the financial strength, resiliency, and available liquidity to continue investing in future growth, while also providing additional value to our shareholders through share repurchases, one element of our flexible and opportunistic capital deployment strategy.”

Under the share repurchase authorization, CACI intends to promptly execute a $250 million accelerated share repurchase (ASR) in accordance with the requirements of the Securities and Exchange Commission and other applicable legal requirements. The share repurchase authorization does not have an expiration date and may be amended or terminated by the Board of Directors at any time. The amount of shares ultimately purchased and the timing and method of purchases are at the discretion of management and subject to compliance with applicable law and regulation.

About CACI

CACI’s approximately 22,000 talented employees are vigilant in providing the unique expertise and distinctive technology that address our customers’ greatest enterprise and mission challenges. Our culture of good character, innovation, and excellence drives our success and earns us recognition as a Fortune World's Most Admired Company. As a member of the Fortune 1000 Largest Companies, the Russell 1000 Index, and the S&P MidCap 400 Index, we consistently deliver strong shareholder value. Visit us at www.caci.com.

There are statements made herein that do not address historical facts and, therefore, could be interpreted to be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are subject to risk factors that could cause actual results to be materially different from anticipated results. These risk factors include, but are not limited to, the following: our reliance on U.S. government contracts, which includes general risk around the government contract procurement process (such as bid protest, small business set asides, loss of work due to organizational conflicts of interest, etc.) and termination risks; significant delays or reductions in appropriations for our programs and broader changes in U.S. government funding and spending patterns; legislation that amends or changes discretionary spending levels or budget priorities, such as for homeland security or to address global pandemics like COVID-19; legal, regulatory, and political change from successive presidential administrations that could result in economic uncertainty; changes in U.S. federal agencies, current agreements with other nations, foreign events, or any other events which may affect the global economy, including the impact of global pandemics like COVID-19; the results of government audits and reviews conducted by the Defense Contract Audit Agency, the Defense Contract Management Agency, or other governmental entities with cognizant oversight; competitive factors such as pricing pressures and/or competition to hire and retain employees (particularly those with security clearances); failure to achieve contract awards in connection with re-competes for present business and/or competition for new business; regional and national economic conditions in the United States and globally, including but not limited to: terrorist activities or war, changes in interest rates, currency fluctuations, significant fluctuations in the equity markets, and market speculation regarding our continued independence; our ability to meet contractual performance obligations, including technologically complex obligations dependent on factors not wholly within our control; limited access to certain facilities required for us to perform our work, including during a global pandemic like COVID-19; changes in tax law, the interpretation of associated rules and regulations, or any other events impacting our effective tax rate; changes in technology; the potential impact of the announcement or consummation of a proposed transaction and our ability to successfully integrate the operations of our recent and any future acquisitions; our ability to achieve the objectives of near term or long-term business plans; the effects of health epidemics, pandemics and similar outbreaks may have material adverse effects on our business, financial position, results of operations and/or cash flows; and other risks described in our Securities and Exchange Commission filings.

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Corporate Communications and Media:                                                        Investor Relations:

Lorraine Corcoran, Executive Vice President, Corporate Communications    Daniel Leckburg, Senior Vice President, Investor Relations

(703) 434-4165, lorraine.corcoran@caci.com                                                 (703) 841-7666, dleckburg@caci.com